EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our audit report dated April 11, 2005 which is included in the Annual Report on Form 10-KSB of Creative Eateries Corporation (formerly Ultraguard Water Systems Corp.) in the Company’s Registration Statement on Form S-8.

/s/ “Manning Elliott”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 25, 2005